SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

U.S. Bancorp	USB Capital VI
(Exact name of registrant as specified in charter)	(Exact name of registrant as specified in its Certificate of Trust)

Delaware	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

41-0255900	41-2006190
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	c/o U.S. Bancorp 800 Nicollet Mall Minneapolis, Minnesota
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

55402	55402
(Zip Code)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates:  333-65358

Securities to be registered pursuant to Section 12(b) of the Act:

5.75% Trust Preferred Securities of USB Capital VI (and the Guarantee of U.S. Bancorp with respect thereto), listed on the New York Stock Exchange.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Securities to Be Registered.

The descriptions set forth under the “Description of Capital Securities,” “Description of Junior Subordinated Debt Securities,” “Description of the Guarantee” and “Relationship among the Capital Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees” in the Prospectus included in the Registration Statement on Form S-3 (No. 333-65358) of U.S. Bancorp, USB Capital IV, USB Capital V, USB Capital VI and USB Capital VII filed on July 18, 2001, are incorporated herein by reference. The final terms of the securities to be registered hereby are included in a prospectus supplement which was filed on March 4, 2005, by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated herein by reference.

Item 2. Exhibits.

4.1	Junior Subordinated Indenture, between U.S. Bancorp and Wilmington Trust Company, as Debenture Trustee, dated November 15, 1996 (incorporated by reference to Exhibit 4.1 to the Registrants’ Registration Statement on Form S-4, File No. 333-16991).

4.2	Certificate of Trust of USB Capital VI (incorporated by reference to Exhibit 4.7 to the Registrants’ Registration Statement on Form S-3, File No. 333-45211).

4.3	Form of Certificate of Amendment to Certificate of Trust of USB Capital VI.

4.4	Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.14 to the Registrants’ Registration Statement on Form S-3, File No. 333-65358).

4.5	Form of Capital Security Certificate (included as part of Exhibit 4.4).

4.6	Form of Guarantee Agreement (incorporated by reference to Exhibit 4.19 to the Registrants’ Registration Statement on Form S-3, File No. 333-65358).

SIGNATURE

Pursuant to be requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

USB CAPITAL VI

		By:	U.S. Bancorp, as Depositor

Date:	March 7, 2005	By:	/s/ Laura F. Bednarski
		Name:	Laura F. Bednarski
		Title:	Vice President

U.S. BANCORP

Date:	March 7, 2005	By:	/s/ Laura F. Bednarski
		Name:	Laura F. Bednarski
		Title:	Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Junior Subordinated Indenture, between U.S. Bancorp and Wilmington Trust Company, as Debenture Trustee, dated November 15, 1996 (incorporated by reference to Exhibit 4.1 to the Registrants’ Registration Statement on Form S-4, File No. 333-16991).

4.2	Certificate of Trust of USB Capital VI (incorporated by reference to Exhibit 4.7 to the Registrants’ Registration Statement on Form S-3, File No. 333-45211).

4.3	Form of Certificate of Amendment to Certificate of Trust of USB Capital VI.

4.4	Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.14 to the Registrants’ Registration Statement on Form S-3, File No. 333-65358).

4.5	Form of Capital Security Certificate (included as part of Exhibit 4.4).

4.6	Form of Guarantee Agreement (incorporated by reference to Exhibit 4.19 to the Registrants’ Registration Statement on Form S-3, File No. 333-65358).